                                                                  Exhibit 12.1

                              S.D. WARREN COMPANY

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (IN MILLIONS)



                                                                                                            PERIOD
                                                                                                          DECEMBER 21,
                                   TWELVE MONTHS     TWELVE MONTHS      NINE MONTHS      TWELVE MONTHS        1994
                                       ENDED             ENDED             ENDED             ENDED          THROUGH
                                    DECEMBER 26,      DECEMBER 25,      SEPTEMBER 24,     DECEMBER 20,    SEPTEMBER 27,
                                        1992              1993              1994              1994            1995
                                   ---------------   ---------------   ---------------   --------------   --------------
                                     S.D. WARREN       S.D. WARREN       S.D. WARREN       S.D. WARREN      S.D. WARREN
                                     COMPANY AND       COMPANY AND       COMPANY AND       COMPANY AND      COMPANY AND
                                   CERTAIN RELATED   CERTAIN RELATED   CERTAIN RELATED   CERTAIN RELATED    SUBSIDIARIES
                                     AFFILIATES        AFFILIATES        AFFFILIATES       AFFILIATES       CORPORATION
                                    (PREDECESSOR)     (PREDECESSOR)     (PREDECESSOR)     (PREDECESSOR)     (SUCESSOR)
                                   ---------------   ---------------   ---------------   --------------   --------------
Income before taxes
  and other taxes and other
  items...........................     $82.6              $ 1.9             $28.0             $24.9           $ 70.3
Adjustments:
  Capitalized interest............      (0.8)                --              (1.4)               --             (0.9)
  Dividends and accretion on
      preferred stock.............        --                 --                --                --            (15.2)
  Total fixed charges, net........      17.1               15.8              12.5               3.4            125.2
                                   ---------------   ---------------   ---------------   --------------   --------------

Excess of earnings to cover fixed
  charges and preferred stock
  dividends.......................     $98.9              $17.7             $39.1             $28.3           $179.4
                                   ---------------   ---------------   ---------------   --------------   --------------
                                   ---------------   ---------------   ---------------   --------------   --------------

Ratio of earnings to cover fixed
  charges and preferred stock
  dividends.......................       5.8x               1.1x              3.1x              8.3x             1.4x
                                   ---------------   ---------------   ---------------   --------------   --------------
                                   ---------------   ---------------   ---------------   --------------   --------------

Fixed charges and preferred stock
  dividends:
  Interest expense................     $ 9.0              $ 8.5             $ 6.4             $ 2.3           $106.0
  Interest portion of Biomass
    contract......................       5.1                4.6               3.2               0.9              2.4
  Interest portion of rent(1).....       2.2                2.7               1.5               0.2              0.7
  Dividends and accretion on
    preferred stock...............        --                 --                --                --             15.2
  Capitalized interest............       0.8                 --               1.4                --              0.9
                                   ---------------   ---------------   ---------------   --------------   --------------

Total fixed charges and preferred
  stock dividends.................     $17.1              $15.8             $12.5             $ 3.4           $125.2
                                   ---------------   ---------------   ---------------   --------------   --------------
                                   ---------------   ---------------   ---------------   --------------   --------------




                                   TWELVE MONTHS      NINE MONTHS       NINE MONTHS
                                       ENDED             ENDED             ENDED
                                     OCTOBER 2,          JULY 3,           JULY 2,
                                        1996              1996              1997
                                   ---------------   ---------------   --------------
                                     S.D. WARREN       S.D. WARREN       S.D. WARREN
                                     COMPANY AND       COMPANY AND       COMPANY AND
                                     SUBSIDIARIES      SUBSIDIARIES      SUBSIDIARIES
                                     (SUCCESSOR)       (SUCCESSOR)       (SUCCESSOR)
                                   ---------------   ---------------   ---------------
Income before taxes
  and other taxes and other
  items...........................     $ 11.9            $  9.0            $  4.9
Adjustments:
  Capitalized interest............       (1.3)             (0.9)             (1.2)
  Dividends and accretion on
    preferred stock...............      (23.6)            (17.6)            (18.8)

  Total fixed charges, net........      137.6             105.8             100.1
                                   ---------------   ---------------   ---------------

Excess of earnings to cover fixed
  charges and preferred stock
  dividends.......................     $124.6            $ 96.3            $ 85.0
                                   ---------------   ---------------   ---------------
                                   ---------------   ---------------   ---------------

Ratio of earnings to cover fixed
  charges and preferred stock
  dividends.......................          *                 *                 *
                                   ---------------   ---------------   ---------------
                                   ---------------   ---------------   ---------------

Fixed charges and preferred stock
  dividends:
  Interest expense...............      $108.9            $ 84.3            $ 77.8
  Interest portion of Biomass
    contract......................        2.7               2.2               1.5
  Interest portion of rent(1).....        1.1               0.8               0.8
  Dividends and accretion on
    preferred stock...............       23.6              17.6              18.8
  Capitalized interest............        1.3               0.9               1.2
                                   ---------------   ---------------   ---------------

Total fixed charges and preferred
  stock dividends.................     $137.6            $105.8            $100.1
                                   ---------------   ---------------   ---------------
                                   ---------------   ---------------   ---------------

------------
*   Ratio is less than 1 to 1 for period presented.
(1) Interest expense component of rent is 30% of rental expense.